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                   SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549


                                FORM 8-K

                             CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of
                   The Securities Exchange Act of 1934



     Date of Report (date of earliest event reported): December 15, 1994




                           XEROX CORPORATION
         (Exact name of registrant as specified in its charter)



         New York              1-4471                16-0468020
         (State or other       (Commission File      (IRS Employer
         jurisdiction of       Number)               Identification
         incorporation)                              No.)


                         800 Long Ridge Road
                            P. O. Box 1600
                   Stamford, Connecticut  06904-1600
           (Address of principal executive offices)(Zip Code)


    Registrant's telephone number, including area code: (203) 968-3000


                   This document consists of 3 pages.

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Item 5.   Other Events


Settlement of International Surplus Lines Insurance Company Litigation
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Reference is made to the first two paragraphs set forth under
"Insurance" in Note 11 of the Notes to Consolidated Financial Statements contained in the Form 10-Q of Registrant for the quarterly period ended September 30, 1994 relating to the lawsuit against certain underwriting syndicates of Lloyd's of London and 36 foreign reinsurance companies. In order to avoid the expense of further litigation and possible appeals, International Insurance has executed settlement agreements with most of the defendants in the action. The first of the settlement agreements was entered into on December 15, 1994. The recoveries pursuant to the settlement agreements approximate the recorded reinsurance recoverable balance after consideration for amounts written-off for uncollectible reinsurance in prior years. Settlement discussions with the remaining defendants are continuing and are expected to result in additional executed settlement agreements with some or all of the remaining defendants. As of January 30, 1995 approximately $29.5 million is outstanding with these remaining reinsurers.
The litigation is currently stayed by agreement of the parties pending the current discussions to settle the litigation in its entirety.


Acquisition of Additional Interest in Rank Xerox Limited
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Reference is made to the Current Report on Form 8-K of Registrant dated January 12, 1995 relating to the signing of a letter of intent by Registrant and The Rank Organisation plc ("Rank Organisation") for the Registrant to acquire 40 percent of Rank Organisation's financial interest in Rank Xerox Limited and related companies ("Rank Xerox"). On February 13, 1995 the parties signed a definitive agreement with respect to such acquisition. On February 28, 1995 following approval by the shareholders of Rank Organisation, the transaction was closed. Registrant paid Rank Organisation 620 million U.K. Pounds Sterling, or approximately $970 million, in cash, increasing Registrant's financial interest in Rank Xerox to about 80 percent, from 67 percent. The transaction was funded with commercial paper. Registrant may retire a portion of the commercial paper with proceeds from the previously announced sales of Constitution Re Corporation and Xerox Financial Services Life Insurance Company and/or fund out a portion with longer term debt. The transaction resulted in goodwill of approximately
$570 million and a decline in minorities' interest in the equity of subsidiaries of approximately $400 million.


Litigation With Monsanto Company
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Reference is made to the fourth paragraph set forth under "Insurance"
in Note 11 of the Notes to Consolidated Financial Statements contained in the Form 10-Q of Registrant for the quarterly period ended September 30, 1994 relating to the lawsuit brought by Monsanto Company ("Monsanto") in Texas. On March 2, 1995 the parties entered into a settlement agreement pursuant to which Registrant's wholly-owned subsidiary, Talegen Holdings, Inc., and its subsidiaries which are parties to the litigation, have made a cash payment to Monsanto in the amount of $34 million.


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                               SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this report to be signed on its behalf by the undersigned duly authorized.


                                           XEROX CORPORATION


                                           MARTIN S. WAGNER
                                           Assistant Secretary

Dated:  March 7, 1995

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